Full-Service Healthcare Staffing Provider
Full-Service Healthcare Staffing Provider
Per diem nursing
68% of pro forma 1H 2007 revenues; #1 market share
74% of reported 1H 2007 revenues
Travel nursing
18% of pro forma 1H 2007 revenues
4% of reported 1H 2007 revenues
Allied staffing
14% of pro forma 1H 2007 revenues
22% of reported 1H 2007 revenues
Exhibit 99.1

Division Overview – Per Diem
Division Overview – Per Diem
Assignments range from one
shift to thirteen weeks
Over 120 branch locations
nationwide
Primarily serve acute care
hospitals
Largest provider of per diem
nurse staffing services in
United States as measured by
revenues
Pro forma 1H2007 revenue
breakdown by division
Travel,
18%
Allied,
14%
Per
Diem,
68%

Division Overview – Travel
Division Overview – Travel
Assignment length is typically
thirteen weeks
Nationwide placement of
healthcare professionals
Synergistic opportunity to
capture travel nurses into per
diem pool at end of travel
assignment
Pro forma 1H2007 revenue
breakdown by division
Travel,
18%
Allied,
14%
Per Diem,
68%

Division Overview – Allied
Division Overview – Allied
Leading provider of Allied
services
Core Allied Specialties
Radiology
Laboratory and Surgical Technicians
Respiratory Therapy
Pharmacy
Physical and Occupational Therapy
Future Potential Diversification
Medical Record Technicians
Industrial Pharmacists
Pro forma 1H2007 revenue
breakdown by division
Travel,
18%
Allied,
14%
Per Diem,
68%